                                                             Exhibit 23.2


                      INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Annual Report on Form 10-K under the Securities Exchange Act of 1934 of UnionBancorp, Inc. for the year ended December 31, 1998 of our report on the 1996 financial statements dated February 5, 1997.

/s/ McGladrey & Pullen, LLP
----------------------------
   /McGladrey & Pullen, LLP/


Champaign, Illinois
March 20, 1999